Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Hotline:	(608) 458-4040
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES 2022 RESULTS

•GAAP earnings per share were $2.73 in 2022 compared to $2.63 in 2021
•Adjusted earnings per share were $2.73 in 2022 compared to $2.58 in 2021, representing 6% growth
•Affirmed 2023 earnings guidance range of $2.82 - $2.96 per share

MADISON, Wis. - February 23, 2023 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) and non-GAAP consolidated unaudited earnings per share (EPS) for 2022 and 2021 as follows:

	GAAP EPS		Non-GAAP EPS
	2022	2021	2022	2021
Utilities and Corporate Services	$2.74	$2.52	$2.76	$2.52
American Transmission Company (ATC) Holdings	0.12	0.12	0.14	0.12
Non-utility and Parent	(0.13)	(0.01)	(0.10)	(0.01)
Alliant Energy Consolidated	$2.73	$2.63	$2.80	$2.63

“In 2022, we delivered another strong year of financial results, demonstrated by our sixth consecutive year of 6% or more EPS growth and the 20th consecutive year of dividend growth,” said John Larsen, Alliant Energy Chair, President and CEO. “Looking forward to 2023, we are excited to continue executing our Clean Energy Blueprint across Iowa and Wisconsin and delivering the safe, reliable and affordable energy our customers and communities count on.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $2.74 per share of GAAP EPS in 2022, which was $0.22 per share higher than 2021. The primary drivers of higher EPS were revenue requirements and allowance for funds used during construction (AFUDC) from Wisconsin Power and Light Company (WPL) capital investments and higher temperature-normalized retail electric and gas margins. These items were partially offset by higher depreciation expenses.

Non-utility and Parent - Alliant Energy’s Non-utility and Parent operations generated $(0.13) per share of GAAP EPS in 2022, which was $0.12 per share lower than 2021. The lower EPS was primarily driven by higher financing expense and a non-GAAP charge related to the Iowa state income tax rate change.

Earnings Adjustments - Non-GAAP EPS for 2022 excludes $0.03 per share of charges related to the Iowa state income tax rate change for Alliant Energy’s Non-utility and Parent, $0.02 per share of charges related to retirement plan settlement losses for Alliant Energy’s Utilities and Corporate Services, and $0.02 per share of charges related to an ATC base return on equity (ROE) reserve adjustment. Non-GAAP adjustments, which relate to material charges or income that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP.

Estimated Net Temperature Impacts to Non-GAAP EPS - The estimated impacts of net temperatures on retail electric and gas sales were $0.07 per share and $0.05 per share gains in 2022 and 2021, respectively. The temperature-normalized non-GAAP EPS was $2.73 per share and $2.58 per share for years 2022 and 2021, respectively, which represents 6% growth.

Details regarding GAAP EPS variances between 2022 and 2021 for Alliant Energy are as follows:

Variance
Revenue requirements and higher AFUDC from WPL capital investments	$0.18
Estimated net temperature impacts on retail electric and gas sales	0.02
Higher financing expense	(0.07)
Higher depreciation expense	(0.04)
Iowa state income tax rate change	(0.03)
Retirement plan settlement losses	(0.02)
ATC ROE reserve adjustments	(0.02)
Other (includes higher electric and gas margins)	0.08
Total	$0.10

Revenue requirements and higher AFUDC from WPL capital investments - In December 2021, WPL received an order from the Public Service Commission of Wisconsin approving WPL’s proposed settlement for its retail electric and gas rate review covering the 2022/2023 Test Period. WPL recognized a $0.08 per share increase in 2022 due to higher revenue requirements from increasing rate base, including investments in solar generation. The construction activity related to these investments also resulted in $0.10 per share higher AFUDC in 2022.

Estimated net temperature impacts on retail electric and gas sales - Alliant Energy’s retail electric and gas sales increased in 2022 and 2021 due to impacts of temperatures on customer demand.

A portion of Alliant Energy’s incentive pay is based on earnings. As a result, a portion of the higher earnings resulting from the temperature impact on retail electric and gas sales in 2022 was offset by higher incentive pay expense. Alliant Energy’s estimated temperature impact on retail electric and gas sales, net of the portion of incentive pay associated with temperature impacts on earnings was estimated to be a $0.07 per share increase in earnings in 2022. In 2021, no adjustments were made to the temperature impact of electric and gas sales because impacts were not material.

Higher financing expense - Total long-term debt increased due to additional financings in 2022 largely to fund capital expenditures, including the solar expansion program in Wisconsin. In addition, increases in short-term debt interest rates during 2022 contributed to higher interest expense in 2022 compared to 2021. These items were partially offset by the redemption of Interstate Power and Light Company’s (IPL’s) preferred stock in 2021, including a non-cash redemption charge.

Iowa state income tax rate change - In September 2022, the Iowa Department of Revenue announced a change in the Iowa corporate income tax rate from 9.8% to 8.4%, effective January 1, 2023, in accordance with legislation enacted in 2022. The announced change in the corporate income tax rate resulted in a non-GAAP charge of $8 million or $0.03 per share recorded to income tax expense in the third quarter of 2022 related to the remeasurement of deferred income tax assets at the Non-utility and Parent operations. The lower tax rate also resulted in a reduction in regulatory assets recorded in 2022 related to the remeasurement of deferred income tax liabilities at IPL, which will provide cost benefits to its Iowa customers in the future.

Retirement plan settlement losses - In 2022, Alliant Energy recorded settlement losses as a result of a larger amount of lump sum retirement payments made under IPL’s qualified defined benefit pension plan resulting in a pre-tax non-GAAP charge of $7 million or $0.02 per share.

ATC ROE reserve adjustments - In 2022, the U.S. Court of Appeals for the District of Columbia Circuit vacated the Federal Energy Regulatory Commission’s (FERC’s) prior orders that established the ROE authorized for the Midcontinent Independent System Operator, Inc. (MISO) transmission owners, including ITC Midwest LLC and ATC, and remanded the cases to FERC for further proceedings. This may result in additional changes to the base ROE authorized for the MISO transmission owners. As a result of this decision, Alliant Energy recorded a $6 million pre-tax non-GAAP charge in 2022 to reflect the anticipated reduction in the base return on equity authorized for the MISO transmission owners.

2023 Earnings Guidance

Alliant Energy is affirming its EPS guidance for 2023 of $2.82 - $2.96. Drivers for Alliant Energy’s 2023 EPS guidance include, but are not limited to:

•Ability of IPL and WPL to earn their authorized rates of return
•Stable economy and resulting implications on utility sales
•Normal temperatures in its utility service territories
•Execution of cost controls
•Execution of capital expenditure and financing plans
•Impacts of elevated interest rates on financing plans
•Consolidated effective tax rate of 1%

The 2023 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, future changes in laws including corporate tax reform in Iowa, regulations or regulatory policies, changes in credit loss liabilities related to guarantees, pending lawsuits and disputes, settlement charges related to pension and other postretirement benefit plans, federal and state income tax audits and other Internal Revenue Service proceedings, impacts from changes to the authorized return on equity for the American Transmission Company, changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy, or certain nonrecurring or infrequent items that are, in management’s view, not reflective of ongoing operations.

Earnings Conference Call

A conference call to review the 2022 results is scheduled for Friday, February 24, 2023 at 9 a.m. central time. Alliant Energy Chair, President and Chief Executive Officer John Larsen, and Executive Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-396-8049 (Toll-Free - North America) or 416-764-8646 (Local), passcode 79713023. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. An archive of the webcast will be available on the Company’s website at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy, whose core purpose is to serve customers and build stronger communities, is an energy-services provider with utility subsidiaries serving approximately 995,000 electric and 425,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s website at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;
•the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;
•the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and margins;
•the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;
•inflation and higher interest rates;
•changes in the price of delivered natural gas, transmission, purchased electricity and coal, particularly during elevated market prices, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and MISO’s seasonal resource adequacy process;
•IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, capacity costs, deferred expenditures, deferred tax assets, tax expense, interest expense, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed and certain other retired assets, decreases in sales volumes, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;
•the ability to obtain regulatory approval for construction projects with acceptable conditions;
•the ability to complete construction of renewable generation and storage projects by planned in-service dates and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities including due to tariffs, duties or other assessments, such as any additional tariffs resulting from U.S. Department of Commerce investigations into the sourcing of solar project materials and equipment from certain countries, labor issues or supply shortages, the ability to successfully resolve warranty issues or contract disputes, the ability to achieve the expected level of tax benefits based on tax guidelines and project costs, and the ability to efficiently utilize the renewable generation and storage project tax benefits for the benefit of customers;
•disruptions to ongoing operations and the supply of materials, services, equipment and commodities needed to construct solar generation, battery storage and electric and gas distribution projects, which may result from geopolitical issues, supplier manufacturing constraints, labor issues or transportation issues, and thus affect the ability to meet capacity requirements and result in increased capacity expense;
•federal and state regulatory or governmental actions, including the impact of legislation, and regulatory agency orders;
•the ability to utilize tax credits generated to date, and those that may be generated in the future, before they expire, as well as the ability to transfer tax credits that may be generated in the future at adequate pricing;

•the impacts of changes in the tax code, including tax rates, minimum tax rates, and adjustments made to deferred tax assets and liabilities;
•employee workforce factors, including the ability to hire and retain employees with specialized skills, impacts from employee retirements, changes in key executives, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;
•disruptions in the supply and delivery of natural gas, purchased electricity and coal;
•changes to the creditworthiness of, or performance of obligations by, counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;
•the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;
•any material post-closing payments related to any past asset divestitures, including the sale of Whiting Petroleum, which could result from, among other things, indemnification agreements, warranties, guarantees or litigation;
•weather effects on results of utility operations;
•continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;
•changes to MISO’s resource adequacy process establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new generating facilities such as IPL’s and WPL’s additional solar generation may be accredited with energy capacity, and may require IPL and WPL to adjust their current resource plans, to add resources to meet the requirements of MISO’s new process, or procure capacity in the market whereby such costs might not be recovered in rates;
•the direct or indirect effects resulting from the ongoing COVID-19 pandemic and the spread of variant strains;
•issues associated with environmental remediation and environmental compliance, including compliance with all environmental and emissions permits, the Coal Combustion Residuals Rule, future changes in environmental laws and regulations, including changes to Cross-State Air Pollution Rule emissions allowances and federal, state or local regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;
•increased pressure from customers, investors and other stakeholders to more rapidly reduce carbon dioxide emissions;
•the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;
•the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;
•issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, availability of warranty coverage for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental operating, fuel-related and capital costs through rates;
•impacts that excessive heat, excessive cold, storms or natural disasters may have on Alliant Energy’s, IPL’s and WPL’s operations and recovery of costs associated with restoration activities or on the operations of Alliant Energy’s investments;
•Alliant Energy’s ability to sustain its dividend payout ratio goal;
•changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;
•material changes in employee-related benefit and compensation costs, including settlement losses related to pension plans;
•risks associated with operation and ownership of non-utility holdings;
•changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;
•impacts on equity income from unconsolidated investments from changes in valuations of the assets held, as well as potential changes to ATC LLC’s authorized return on equity;
•impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;
•current or future litigation, regulatory investigations, proceedings or inquiries;
•reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;
•the effect of accounting standards issued periodically by standard-setting bodies;
•the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and
•other factors listed in the “2023 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), including the sections therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2023 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures. These measures include income and EPS for the fourth quarter and year ended December 31, 2022 excluding charges related to retirement plan settlement losses and adjustments to the ATC ROE reserve. These measures also include income and EPS for year ended December 31, 2022 excluding a charge related to the Iowa state income tax change. Alliant Energy believes these non-GAAP financial measures are useful to investors because they provide an alternate measure to better understand and compare across periods the operating performance of Alliant Energy without the distortion of items that management believes are not normally associated with ongoing operations, and also provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance. Alliant Energy’s management also uses income, as adjusted, to determine performance-based compensation.

In addition, Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS for the fourth quarter and year ended December 31, 2022 and 2021. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

This press release references year-over-year variances in utility electric margins and utility gas margins. Utility electric margins and utility gas margins are non-GAAP financial measures that will be reported and reconciled to the most directly comparable GAAP measure, operating income, in our 2022 Form 10-K.

This press release also includes temperature-normalized non-GAAP EPS for the year ended December 31, 2022 and 2021. Alliant Energy believes this non-GAAP measure is useful to investors because the measure facilitates period-to-period comparison of Alliant Energy’s operating performance and provides investors with information on a basis consistent with measures that management uses to assess Alliant Energy’s earnings growth rate.

The tax impact adjustments represent the impact of the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the estimated consolidated statutory tax rate.

Reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are included in the earnings summaries that follow and in the case of temperature normalized non-GAAP EPS, in the press release above.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
FULL YEAR EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2022	2021	2022	2021	2022	2021
IPL	$1.43	$1.40	$0.02	$—	$1.45	$1.40
WPL	1.25	1.07	—	—	1.25	1.07
Corporate Services	0.06	0.05	—	—	0.06	0.05
Subtotal for Utilities and Corporate Services	2.74	2.52	0.02	—	2.76	2.52
ATC Holdings	0.12	0.12	0.02	—	0.14	0.12
Non-utility and Parent	(0.13)	(0.01)	0.03	—	(0.10)	(0.01)
Alliant Energy Consolidated	$2.73	$2.63	$0.07	$—	$2.80	$2.63

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2022	2021	2022	2021	2022	2021
IPL	$360	$350	$5	$—	$365	$350
WPL	315	268	—	—	315	268
Corporate Services	15	14	—	—	15	14
Subtotal for Utilities and Corporate Services	690	632	5	—	695	632
ATC Holdings	29	31	4	—	33	31
Non-utility and Parent	(33)	(4)	8	—	(25)	(4)
Alliant Energy Consolidated	$686	$659	$17	$—	$703	$659

Adjusted, or non-GAAP, earnings do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP Income		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2022	2021	2022	2021
Utilities and Corporate Services:
Retirement plan settlement losses, net of tax impacts of $2 million	$5	$—	$0.02	$—
ATC Holdings and Non-utility and Parent:
ATC ROE reserve adjustments, net of tax impacts of $2 million	4	—	0.02	—
Iowa state income tax rate change	8	—	0.03	—
Total Alliant Energy Consolidated	$17	$—	$0.07	$—

ALLIANT ENERGY CORPORATION
FOURTH QUARTER EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the fourth quarter:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2022	2021	2022	2021	2022	2021
IPL	$0.13	$0.11	$0.02	$—	$0.15	$0.11
WPL	0.27	0.21	—	—	0.27	0.21
Corporate Services	0.01	0.01	—	—	0.01	0.01
Subtotal for Utilities and Corporate Services	0.41	0.33	0.02	—	0.43	0.33
ATC Holdings	0.03	0.03	0.01	—	0.04	0.03
Non-utility and Parent	(0.01)	(0.01)	—	—	(0.01)	(0.01)
Alliant Energy Consolidated	$0.43	$0.35	$0.03	$—	$0.46	$0.35

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2022	2021	2022	2021	2022	2021
IPL	$33	$28	$5	$—	$38	$28
WPL	68	53	—	—	68	53
Corporate Services	3	3	—	—	3	3
Subtotal for Utilities and Corporate Services	104	84	5	—	109	84
ATC Holdings	8	7	2	—	10	7
Non-utility and Parent	(4)	(3)	—	—	(4)	(3)
Alliant Energy Consolidated	$108	$88	$7	$—	$115	$88

Adjusted, or non-GAAP, earnings do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP Income		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2022	2021	2022	2021
Utilities and Corporate Services:
Retirement plan settlement losses, net of tax impacts of $2 million	$5	$—	$0.02	$—
ATC Holdings:
ATC ROE reserve adjustments, net of tax impacts of $1 million	2	—	0.01	—
Total Alliant Energy Consolidated	$7	$—	$0.03	$—

Details regarding GAAP EPS variances between fourth quarter of 2022 and 2021 for Alliant Energy’s operations are as follows:

Variance
Revenue requirements and higher AFUDC from WPL capital investments	$0.06
Timing of income taxes	0.04
Higher financing expense	(0.02)
Retirement plan settlement losses	(0.02)
ATC ROE reserve adjustments	(0.01)
Other	0.03
Total Alliant Energy Consolidated	$0.08

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in millions, except per share amounts)
Revenues:
Electric utility	$796	$724	$3,421	$3,081
Gas utility	224	167	642	456
Other utility	14	13	49	49
Non-utility	24	23	93	83
	1,058	927	4,205	3,669
Operating expenses:
Electric production fuel and purchased power	197	164	830	642
Electric transmission service	145	134	573	537
Cost of gas sold	147	109	389	258
Other operation and maintenance:
Energy efficiency costs	19	12	54	39
Non-utility Travero	17	17	68	59
Other	177	170	582	578
Depreciation and amortization	170	163	671	657
Taxes other than income taxes	27	26	110	104
	899	795	3,277	2,874
Operating income	159	132	928	795
Other (income) and deductions:
Interest expense	90	71	325	277
Equity income from unconsolidated investments, net	(14)	(15)	(51)	(62)
Allowance for funds used during construction	(26)	(9)	(60)	(25)
Other	6	(2)	6	5
	56	45	220	195
Income before income taxes	103	87	708	600
Income tax expense (benefit)	(5)	(8)	22	(74)
Net income	108	95	686	674
Preferred dividend requirements of IPL	—	7	—	15
Net income attributable to Alliant Energy common shareowners	$108	$88	$686	$659
Weighted average number of common shares outstanding:
Basic	251.1	250.4	250.9	250.2
Diluted	251.4	251.1	251.2	250.7
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted)	$0.43	$0.35	$2.73	$2.63

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31, 2022	December 31, 2021
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$20	$39
Other current assets	1,230	1,030
Property, plant and equipment, net	16,247	14,987
Investments	559	517
Other assets	2,107	1,980
Total assets	$20,163	$18,553
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$408	$633
Commercial paper	642	515
Other current liabilities	1,313	906
Long-term debt, net (excluding current portion)	7,668	6,735
Other liabilities	3,856	3,774
Alliant Energy Corporation common equity	6,276	5,990
Total liabilities and equity	$20,163	$18,553

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Year Ended December 31,
	2022	2021
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$1,055	$1,110
Accounts receivable sold to a third party	(569)	(528)
Net cash flows from operating activities	486	582
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(1,392)	(1,070)
Other	(92)	(99)
Cash receipts on sold receivables	598	502
Other	(47)	(61)
Net cash flows used for investing activities	(933)	(728)
Cash flows from financing activities:
Common stock dividends	(428)	(403)
Proceeds from issuance of common stock, net	25	28
Payments to redeem cumulative preferred stock of Interstate Power and Light Company	—	(200)
Proceeds from issuance of long-term debt	1,338	600
Payments to retire long-term debt	(633)	(8)
Net change in commercial paper	127	126
Contributions from noncontrolling interest	29	—
Distributions to noncontrolling interest	(29)	—
Other	2	(13)
Net cash flows from financing activities	431	130
Net decrease in cash, cash equivalents and restricted cash	(16)	(16)
Cash, cash equivalents and restricted cash at beginning of period	40	56
Cash, cash equivalents and restricted cash at end of period	$24	$40

KEY FINANCIAL AND OPERATING STATISTICS

	December 31, 2022	December 31, 2021
Common shares outstanding (000s)	251,135	250,475
Book value per share	$24.99	$23.91
Quarterly common dividend rate per share	$0.4275	$0.4025

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Utility electric sales (000s of megawatt-hours)
Residential	1,732	1,642	7,479	7,353
Commercial	1,589	1,579	6,436	6,383
Industrial	2,573	2,721	10,638	10,843
Industrial - co-generation customers	211	228	856	853
Retail subtotal	6,105	6,170	25,409	25,432
Sales for resale:
Wholesale	694	659	2,866	2,787
Bulk power and other	738	735	3,734	3,018
Other	15	18	62	71
Total	7,552	7,582	32,071	31,308
Utility retail electric customers (at December 31)
Residential	842,078	834,512
Commercial	144,852	144,619
Industrial	2,439	2,439
Total	989,369	981,570
Utility gas sold and transported (000s of dekatherms)
Residential	10,362	8,339	31,109	26,795
Commercial	6,646	5,780	21,097	18,516
Industrial	730	761	2,815	2,868
Retail subtotal	17,738	14,880	55,021	48,179
Transportation / other	21,571	25,068	104,812	99,179
Total	39,309	39,948	159,833	147,358
Utility retail gas customers (at December 31)
Residential	380,913	377,866
Commercial	44,912	44,657
Industrial	328	341
Total	426,153	422,864

Estimated margin increases (decreases) from impacts of temperatures (in millions) -
	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Electric margins	$1	($6)	$26	$19
Gas margins	1	(4)	7	(3)
Total temperature impact on margins	$2	($10)	$33	$16

	Quarter Ended December 31,			Year Ended December 31,
	2022	2021	Normal	2022	2021	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	2,543	2,166	2,460	7,222	6,539	6,697
Madison, Wisconsin (WPL)	2,487	2,211	2,487	7,210	6,620	6,976
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	5	24	12	908	974	807
Madison, Wisconsin (WPL)	3	25	7	787	845	695

(a)HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.